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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) February 15, 2002

                         Commission File Number 0-23252

                            IGEN INTERNATIONAL, INC.

                           (Exact name of registrant)



             Delaware                                       94-2852543

            (State of organization)                        (I.R.S. Employer
                                                            Identification No)



               16020 Industrial Drive, Gaithersburg Maryland 20877

              (Address of principal executive offices and zip code)



                                 (301) 869-9800

                         (Registrant's telephone Number)



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ITEM 5.  OTHER EVENTS

On February 15, 2002 the U.S. District Court for the District of Maryland issued a Final Order of Judgment in the litigation IGEN International, Inc. v. Roche Diagnostics, GmbH (Case No. PMJ 97-3461). The Judgment awards the Company $505 million in damages; confirms the Company's right to terminate the Roche license agreement; and directs and commands Roche to grant to the Company for use in its retained fields, a license to all improvements developed by Roche under the agreement, including Roche's Elecsys(R) diagnostics product line.

The Judgment also bars Roche from marketing, selling, placing or distributing outside of its licensed field any products, including its Elecsys diagnostics product line, that are based on the Company's ORIGEN(R) technology. The Company has already notified Roche that the license agreement will be terminated once the Judgment is affirmed by the Court of Appeals. Once the agreement is terminated, Roche will be prohibited from commercializing all ORIGEN-based products, including its Elecsys diagnostics product line, and the Company will be free to operate, either independently or with new partners, in the field currently licensed to Roche.

The Company believes that, with this Judgment, it is now able to complete business arrangements with one or more prospective new partners to fill the markets currently being served by Roche. Any such agreement would be operative once the Judgment is upheld. The Company expects that the Judgment will be upheld on appeal.

With respect to all improvements developed by Roche and its subcontractors under the license agreement, the Judgment commands and directs that:

>> Roche must grant the Company for use in its retained fields an irrevocable, perpetual, fully-paid (royalty-free), non-exclusive license (with the right to sublicense) to Roche's entire Elecsys 1010 instrument, entire Elecsys 2010 instrument, all aspects of the ORIGEN-based assays (tests) developed by Roche, the ORIGEN-based module of the E170 instrument, the ORIGEN-based DNA probe analyzer developed by Roche, and the nucleic acid amplification technology called PCR that was used by Roche in connection with the ORIGEN-based DNA probe system.

>> Roche must deliver to the Company all documents, protocols, formulas, system specifications, design drawings, processes, data, controls, materials, regulatory filings, know-how, and show-how in the possession, custody or control of Roche and all of its subcontractors including Hitachi.

>> Roche must deliver to the Company all other information and materials required or necessary to enable the Company to design, develop, replicate, manufacture, validate, obtain regulatory approval for and commercialize the improvements.

>> Roche must timely respond to all of the Company's reasonable requests for information and must make its personnel and its subcontractors (including Hitachi) available to the Company for on-site and other consultations to ensure the full transfer of the improvements.

>> Roche must bear all costs associated with the transfer to the Company of the improvements.

This report contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about litigation, including the timing for completion of and prospects for ultimate success on any appeal of the litigation, the commercial viability of the Company's technology and the improvements awarded to the Company, the prospects for new business arrangements, and future growth prospects. Actual results might differ materially from these statements due to risks and uncertainties, including risks associated with litigation generally including future decisions that may be made by the courts. More complete descriptions of the risks applicable to IGEN appear in the Company's documents filed with the Securities and Exchange Commission including without limitation, the Company's Annual Report on Form 10-K for the year ended March 31, 2001, and in the final prospectus dated February 7, 2002, previously filed with the Securities and Exchange Commission. IGEN disclaims any intent or obligation to update these forward-looking statements.



ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99.1 Final Order of Judgment dated February 15, 2002 issued by the United States District Court for the District of Maryland in the case entitled IGEN International, Inc. v. Roche Diagnostics, GmbH (Case No. PMJ 97-4361).

     SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             IGEN International, Inc.

                             By:/s/ George Migausky
                             ----------------------
                             George Migausky
                             Vice President, Chief Financial Officer



Dated:   February 20, 2002